UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 8, 2011

BofI HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51201	33-0867444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12777 High Bluff Drive, Suite 100, San Diego, CA	92,130
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 350-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

8-K 11 08 2011 - First Quarter Earnings Announcement

Item 1.01    Entry into a Material Definitive Agreement

On November 2, 2011, BofI Holding, Inc. (the “Company”) entered into subscription agreements to sell to investors in a registered direct public offering an aggregate of 7,000 shares of 6.0% Series B Non-Cumulative Perpetual Convertible Preferred Stock, par value $0.01 per share, with a liquidation preference of $1,000 per share (the “Series B Preferred Stock”), for a gross aggregate purchase price of $7,000,000. The 7,000 shares are in addition to the sale of 13,182 shares of Series B Preferred Stock that the Company completed on September 7 and October 5, 2011, for a total of 20,182 shares of Series B Preferred Stock sold by the Company to date. The Company did not engage an underwriter, broker-dealer or placement agent in connection with the offer and sale of the 7,000 shares. The closing of the sale of the 7,000 shares has not yet occurred and the Company expects it to be completed on or before November 15, 2011.

The terms of the Series B Preferred Stock are more fully described in the Certificate of Designations of the Company filed with the Secretary of State of the State of Delaware on September 1, 2011 designating the rights, preferences, privileges, limitations, voting powers and relative rights of the Series B Preferred Stock (the “Certificate of Designations”), and the Certificate of Amendment to the Certificate of Designations filed on November 2, 2011 to increase the number of shares designated as Series B Preferred Stock to 22,000 shares (the “Certificate of Amendment”).

Under the Certificate of Designations, the holders of the Series B Preferred Stock have preferential dividend and liquidation rights over the holders of the Company's Junior Securities (as defined in the Certificate of Designations). The Company's ability to declare and pay, or set aside for payment, dividends or distributions on shares of its Junior Securities or Parity Securities (as defined in the Certificate of Designations) is subject to certain restrictions in the event that the Company does not pay dividends in full, or declare and set aside a sum sufficient for payment, on the Series B Preferred Stock. The Company's ability to purchase, redeem or otherwise acquire shares of its Junior Securities is similarly limited.
Each share of Series B Preferred Stock may be converted at any time at the option of the holder into 61.92 shares of the Company's common stock (which reflects an approximate conversion price of $16.15 per share) plus cash in lieu of fractional shares, subject to anti-dilution and other adjustments set forth in the Certificate of Designations. In addition, if the closing price of the Company's common stock exceeds $20.50 for 20 trading days (whether or not consecutive) during any period of 30 consecutive trading days, the Company may at its option cause some or all of the Series B Preferred Stock to automatically convert into common stock at the then prevailing conversion rate. In addition, all or some of the Series B Preferred Stock may be redeemed by the Company at its option no earlier than three years from the date of issuance at a redemption price of $1,080 three years after the issuance date, $1,050 four years after the issuance date, and $1,030 five years or more after the issuance date.
The foregoing description of the subscription agreements and the rights and preferences of the Series B Preferred Stock is a summary and does not purport to be complete, and is qualified in its entirety by reference to the form of subscription agreements, Certificate of Designations and Certificate of Amendment, which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.
Item 2.02    Results of Operations and Financial Condition

On November 8, 2011, BofI Holding, Inc. (the “Registrant”), parent of BofI Federal Bank, issued a press release announcing its first quarter results of operation for the period ended September 30, 2011. The press release and unaudited financial schedules are set forth as Exhibits 99.1 and 99.2 respectively, and are incorporated by reference in this Item 2.02.

Item 3.03.    Material Modification to Rights of Security Holders

Under the Certificate of Designations, the Company's ability to declare or pay dividends or repurchase its common stock or certain other equity or capital securities is subject to restrictions in the event that the Company fails to declare and pay (or set aside for payment) full dividends on the Series B Preferred Stock. The information set forth above under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference. A copy of the Certificate of Designations and Certificate of Amendment are included as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, and are incorporated by reference into this Item 3.03.

8-K 11 08 2011 - First Quarter Earnings Announcement

Item 5.03.    Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 2, 2011, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment increasing the authorized shares of Series B Preferred Stock from 18,000 shares to 22,000 shares. A copy of the Certificate of Amendment is filed herewith as Exhibit 3.2 and is incorporated by reference into this Item 5.03.

Item 9.01 - Financial Statements and Exhibits

(d)    Exhibits.
Exhibit      Description_

3.1
Certificate of Designations, filed on September 1, 2011, establishing the rights, preferences and privileges of the Series B Preferred Stock (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by the Company on September 2, 2011).

3.2	Certificate of Amendment to Certificate of Designations, filed on November 2, 2011, increasing the number of shares designated as Series B Preferred Stock to 22,000 shares.

10.1	Form of Subscription Agreement, dated November 2, 2011, by and between the Company and each purchaser of Series B Preferred Stock.

99.1	Press Release of BofI Holding, Inc. dated November 8, 2011

99.2	Financial Schedules

8-K 11 08 2011 - First Quarter Earnings Announcement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BofI HOLDING, INC.

Date: November 8, 2011	By:	/s/ Gregory Garrabrants
Gregory Garrabrants
President and Chief Executive Officer

8-K 11 08 2011 - First Quarter Earnings Announcement